EXHIBIT 10.49

                      EMPLOYMENT AGREEMENT


     THIS AGREEMENT is made and entered into as of the lst day of August, 1997 between ENERGY RESEARCH
CORPORATION, a New York corporation (the "Company"), and
JERRY LEITMAN, an individual with a current mailing address at 8845 Willowbrae Lane, Roswell, Georgia 30076,
(the "the Employee"). Unless the context otherwise requires, the term "Company", shall include the Company and each of its subsidiaries.

                      W I T N E S E T H

     WHEREAS, the Company desires to employ the Employee as its President and Chief Executive Officer and the Employee desires to be employed in such capacity in accordance with the terms and conditions set forth herein;

    NOW, THEREFORE, in consideration of the covenants, conditions, undertakings and premises contained herein, the sufficiency which is hereby acknowledged, the Company and the Employee agree follows:

                          ARTICLE 1

                    EMPLOYMENT AND DUTIES

     1.1.  Employment; Duties

         Subject to the terms and conditions set forth herein, commencing August 4, 1997 (the "Commencement
Date") the Company agrees to employ the Employee and the Employee agrees to be employed as President and Chief
Executive Officer of the Company. In such position, the Employee shall perform such duties as are or may be assigned to the Employee by the Board of Directors of the Company (the "Board of Directors") from time to time. In connection therewith, the Employee shall report to and be subject to the supervision of the Executive Committee of the Board of Directors.

     1.2.  Full Time

         The Employee shall devote his full working time, attention, energies, skills and best efforts exclusively to the performance of his duties hereunder The Employee shall not during the term of this Agreement engage in any other business activity whether or not such activity is pursued for gain, profit or other pecuniary advantage, except that the Employee, on his own time, (a) may manage his own investments, and those of his immediate family, and (b) may serve as a member of the board of directors of other corporations subject to the restrictions set forth in Section 5.1, so long as such activity (as described in either clause (a) or (b) above), does not, in the reasonable judgment of the Company's Board of Directors, adversely affect the performance of his duties hereunder.

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      1.3.  Board Membership

         The Employee, effective upon the Commencement Date, shall become a member of the Board of Directors and its Executive Committee. Thereafter, for so long as the Employee is serving as Chief Executive Officer of the Company, the Company will nominate the Employee for re-election as a management nominee of the Board ofDirectors and use its reasonable best efforts to cause the Employee to be so re-elected and, if so elected, to appoint the Employee as a member of the Executive
Committee of the Board of Directors. If at any time the Employee ceases to serve as President and Chief
Executive Officer of the Company, if the Board of Directors so requests, the Employee shall immediately tender his resignation from Board of Directors and shall automatically be deemed to have so resigned whether or not such resignation is tendered.

                               ARTICLE 2
     2.1.  Term

         The term of the Employee's employment by the Company hereunder shall commence on the Commencement Date and, except as otherwise provided in this Agreement with respect to earlier termination, shall continue until terminated by either party pursuant to Article 7.

                              ARTICLE 3
                            COMPENSATION

     3.1.  Base Salary

    For all service to be rendered by the Employee under this Agreement, including services as a officer, director and member of any committee, and such other duties as the Board of Directors or the Executive Committee may assign to him in accordance with Section 1.1 hereof, the Company agrees to pay the Employee a base salary of $320,000 per annum. The Employee's base salary shall be subject to periodic review and adjustment by the Board of Directors in its sole discretion, provided that the base salary may not be reduced below $320,000 per year. The base salary shall be payable at such times as is customary for employees of the Company and in accordance with the normal payroll practices of the Company.

     3.2.  Incentive Compensation

     Commencing with the Company's fiscal year beginning
November 1, 1997, the Employee shall be a participant in a new Company incentive compensation plan to be developed by the Employee in consultation with the Compensation
Committee of the Board of Directors, subject to the approval of the Board of Directors (the "Incentive
Compensation Plan").

     3.3.  Expenses

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
         (a) General. In addition to base salary and incentive compensation, the Company shall reimburse the Employee for all reasonable and necessary business expenses actually incurred by him in the performance of his duties, including, without limitation, expenses for travel, meals, entertainment and other miscellaneous business expenses, in accordance with the Company's policies and practices as may be in effect from time to time.

         (b) Moving Expenses. The Company agrees to pay for or reimburse the Employee, in an amount not to exceed
$75,000 in the aggregate (the "Moving Expense Cap"), for all reasonable out-of-pocket expenses incurred by him in connection with his relocation (including the relocation of his family (spouse and minor children)) from Atlanta, Georgia to the vicinity of the Company headquarters location (the "Company Location"), including, without limitation, (i) reasonable moving company expenses and storage fees, (ii) reasonable fees and expenses incurred in connection with the sale of his home in Georgia, (iii) reasonable fees and expenses incurred in connection with his purchase of a home in the vicinity of the Company Location, (iv) reasonable expenses associated with visits by the Employee's spouse to the Company Location to assist in the purchase of the new residence, and (v) reasonable interim living expenses to maintain an apartment in the vicinity of the Company Location through the earlier to occur of the Employee's purchase of his new residence or March 31, 1998. It is further understood and agreed that the Employee's family may remain located in Georgia until up to March 31, 1998 and that relocation expenses, subject to the Moving Expense
Cap, shall also include the Employee's reasonable travel expenses to and from Georgia to visit his family
(excluding business travel) during this interim period.
The Employee shall coordinate all travel through the Company

         (c) Documentation. Reimbursement or payment by the Company of the Employee's expenses as set forth in this
Section 3.3 shall be subject to the Employee's submission of written, itemized expense accounts and such additional substantiation and justification as the Company may reasonably request consistent with the Company's reimbursement policies generally applicable for its salaried employees.

                              ARTICLE 4
                          COMPANY BENEFITS

      4.1.  Vacation

         The Employee shall be entitled to receive four weeks of paid vacation per calendar year (pro rated for any partial year), which shall be taken at such time or times as will not unreasonably hinder or interfere with the Company's business or operations.

      4.2.  Death Benefit and Life Insurance

         (a) The Employee is entitled to participate in any life insurance, accidental death and dismemberment and travel accident plans maintained by the Company for its employees, on terms no less favorable than those extended to any other senior executives of the Company.

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

         (b) The Company may, if it so chooses, apply for and procure in its own name, and for its own benefit, additional life insurance and disability insurance on the Employee, and the Employee shall have no right, title or interest therein.

         (c) The Employee agrees to submit to any reasonable medical or other examination, and to execute any application or other instrument reasonably necessary to obtain any policy of insurance under this Article.

     4.3.  Liability Insurance

         The Company will obtain and maintain at all times directors' and officers' liability insurance for the Employee, so long as such insurance can be obtained on terms acceptable to the Company's Board of Directors.

     4.4.  Indemnification

         The Company agrees to defend and shall indemnify and hold the Employee harmless to the fullest extent permitted by law from any and all liability, costs, and expenses which may be assessed against the Employee by reason of the performance of his responsibilities and duties under the terms of this Agreement, provided such liability does not result from willful misconduct or gross negligence of the Employee.

     4.5.  Retirement Plan

         The Employee is entitled to participate in any retirement plan maintained by the Company for its employees (including, without limitation, pension, annuity, profit-sharing and deferred compensation plans).

     4.6.  Severance Benefit

         If at any time prior to the fifth anniversary of the Commencement Date (the "Severance Period"), the Employee ceases to be employed by the Company as a result of the Company's termination of the Employee pursuant to Section
7.4 (which shall not include any termination that is otherwise within Article 6) or the Employee's termination of his employment pursuant to Section 7.1, the Company shall pay the Employee as a severance benefit, (a) two times his then base salary plus (b) an amount equal to the Employee's bonus from the Company, if any, for the immediately preceding year. This severance benefit shall be payable by the Company through (i) the continuation of the Employee's base salary for a period of one year and
(ii) the payment of the balance in four equal quarterly installments, with the first such payment due three months after the termination and the final payment due one year after the termination. The severance obligation set forth in this Section 4.6 shall be in lieu of and not in addition to any other severance benefits made available to other employees of the Company. After the termination of the Severance Period, the severance benefit, if any, payable to the Employee upon his termination shall be in accordance with the Company's then existing severance policy, if any, for its salaried employees.

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

      4.7.  Stock Options

         (a) Effective on the execution of this Agreement, the Company shall issue to the Employee an option to purchase 250,000 shares of the Company's Common Stock with an exercise price equal to the closing price of the Company's Common Stock on the American Stock Exchange on the date hereof, pursuant to an Option Agreement in the form set forth as Exhibit A to this Agreement.

         (b) Notwithstanding anything to the contrary in the foregoing, the Employee acknowledges and agrees that there are only 149,000 shares available for issuance under the Company's 1988 Stock Option Plan, as amended, and that, as a result, the option to purchase 101,000 of the 250,000 shares will be subject to stockholder approval in connection with a proposed increase in the number of shares of Common Stock available for issuance under the 1988 Plan or the adoption of a new stock option plan at the Company's next annual meeting of stockholders. The Company hereby undertakes to cause such a proposal to be presented for stockholder approval at such meeting and to use its reasonable best efforts to cause such a proposal to be adopted. The option to purchase shares in excess of that permitted under the 1988 Plan shall be of no force and effect unless and until such additional shares are approved. In the event that such additional shares are not authorized, the Company shall grant the Employee so called phantom stock, stock appreciation rights or such other rights as shall provide the Employee with benefits substantially equivalent to the benefits that the Employee would have received with respect to that portion of the option which has been nullified.

     4.8.  Other Benefit Plans

         The Employee shall further be entitled to participate in and receive benefits under any accident, disability, health and dental insurance, profit sharing, or similar plans generally made available to its employees.

                               ARTICLE 5
                             RESTRICTIONS

     5.1.  Non-Competition

     (a) So long as the Employee is employed by the Company, serving as a director of the Company or is receiving payments from the Company hereunder (whether in connection with the Employee's employment hereunder or as a result of the termination of the Employee's employment hereunder) or otherwise in connection with the Employee's employment with the Company after the termination of this Agreement, and for a period of two years thereafter (the
"Noncompetition Period"), the Employee shall not, directly or indirectly, whether as owner, partner, shareholder, director, consultant, agent, employee, guarantor, surety or otherwise, or through any person, consult with or in any way aid or assist any competitor of the Company or engage or attempt to engage in any employment, consulting or other activity which directly or indirectly competes with the Business of the Company.

For purposes of this Agreement, the term "employment" shall include the performance of services by Employee as an employee,

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consultant, agent, independent contractor or otherwise
and the term "Business" shall mean the research, development, manufacture, sale or distribution of fuel cells, batteries or related products and any other business engaged in, planned or under development by the Company with respect to which the Employee has had access to Company Information or Customer Information (as such terms are defined in Section 5.3) during the Noncompetition Period. The Employee acknowledges that his participation in the conduct of any such Business alone or with any person other than the Company will materially impair the Business and prospects of the Company.

     (b)  In addition to and without limiting the
foregoing, during the Noncompetition Period, Employee shall not knowingly do, attempt to or assist any other person in doing or attempting to do any of the following:
(i) hire any director, officer, employee, or agent of the Company (a "Company Employee") or encourage any such person to terminate such relationship with the Company, as the case may be (for purposes hereof, the Employee shall be deemed to have so encouraged a Company Employee to terminate such relationship with the Company if the Employee hires or otherwise assists any person in hiring any such Company Employee within six months after the Company Employee terminates his or her relationship with the Company), (ii) encourage any customer, client, supplier or other business relationship of the Company to terminate or alter such relationship, whether contractual or otherwise, to the disadvantage of the Company; (iii) encourage any prospective customer or supplier not to enter into a business relationship with the Company; (iv) impair or attempt to impair any relationship, contractual or otherwise, written or oral, between the Company and any customer, supplier or other business relationship of the Company; or (v) sell or offer to sell or assist in or in connection with the sale to any customer or prospective customer of the Company any products of the type sold or rendered by the Company.

     (c)  Nothing in this Agreement shall preclude
Employee from making passive investments of not more than 2% of a class of securities of any business enterprise registered under the Securities Exchange Act of 1934.

     5.2.  Intellectual Property

     (a) The Employee agrees to promptly disclose to the Company all ideas and suggestions coming within the scope of the business of the Company, whether now existing or hereafter arising and wherever located, which were conceived or refined by him during his employment with the Company, whether or not conceived or made during regular working hours, and all such ideas and suggestions shall be the sole property of the Company. In the event that any such idea or suggestion is deemed by the Company to be an invention of patentable nature, the Employee, whether or not in the employ of the Company, will assist the Company in obtaining, maintaining and enforcing patents for the invention in the United States of America and in any and all foreign countries. In addition, the Employee will supply evidence, give testimony, sign and execute all papers and do all other legal and proper things which the Company reasonably may deem necessary for obtaining, maintaining, and enforcing patents for said invention and for vesting in the Company full title thereto. The foregoing obligations of the Employee shall be further subject to the Employee being reimbursed for his reasonable out-of-

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pocket expenses in connection with services rendered by
him pursuant to the previous two (2) sentences.

     (b) The Employee acknowledges that all works of authorship (including, without limitation, works of authorship that contain software program code) relating to the business of the Company and produced during Employee's employment with the Company, whether they are or are not created on the Company's premises or during regular working hours, are works made for hire and are the property of the Company, and that copyrights in those works of authorship are the property of the Company. If for any reason the Company is not the author of any such work of authorship for copyright purposes, the Employee hereby expressly assigns all of his rights in and to that work to the Company and agrees to sign any instrument of specific assignment requested.

     5.3.  Confidentiality.

         The Employee recognizes that the Company is engaged in a continuous program of research and development relating to its business opportunities, market forecasting, data processing, operating procedures, products, methods, systems, techniques, machinery, tooling, designs, specifications, processes, plans, "know how" and trade secrets and that the Company has developed information regarding costs, profits, markets, products, customer lists, tooling, designs, plans for present and future development and expansion into new markets and other proprietary information, which is secret and confidential in nature and is not available to the public, which gives the Company a special competence in its various fields of endeavor which are otherwise deemed to be proprietary to the Company, all of which have been acquired or developed at considerable expense to the Company. The Employee acknowledges that a relationship of confidence and trust will be developed between the Employee and the Company with respect to information of a confidential or secret nature made known to Employee during the term of the Employee's employment by the Company. The information referred to in the preceding two sentences is hereafter collectively referred to as the "Company Information." The Employee further recognizes that the Employee will have access to certain information concerning the Company's customers which the Company treats and desires to continue to treat on a confidential basis ("Customer Information") and that the Employee, during the course of his employment with the Company will have access to such Customer Information. Accordingly, the Employee agrees that:

       A.  The Employee shall not disclose, either
directly or indirectly, under any circumstances (except as reasonably required in furtherance of the business of the Company), at any time, any of the Company Information or Customer Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever; provided that the Employee shall not be deemed to be in breach of such covenant if (i) the Employee makes such disclosure pursuant to a subpoena or order of a court of competent jurisdiction, (ii) the Employee shall have promptly given written notice to the Company of the request or demand for such

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disclosure, (iii) the Company shall have been afforded
the right to participate at its own expense in objecting to or limiting the nature and scope of such disclosure and (iv) the disclosure is subject to all judicial protection available for like material, such as protective orders and sealed records of proceedings. The
Employee further agrees not to use, directly or indirectly, under any circumstances for his own benefit or for the benefit of any person, firm, corporation or other entity (except as reasonably required in furtherance of the business of the Company), at any time, any of the Company Information or Customer Information.

       B. Upon termination of the Employee's employment with the Company, the Employee shall deliver to the Company all files and records of any nature which are in the Employee's possession or control and which relate in any manner to his employment or to the activities of the Company.

     5.4.  Injunctive Relief

         The Employee acknowledges that the restrictions contained in this Article are reasonable in view of the nature of the business in which the Company is engaged and his position with the Company which will provide him with extensive knowledge of the business.

         The Company and the Employee mutually agree that the Employee's obligations under this Article are of a special and unique character which gives them a peculiar value, and the Company cannot be reasonably or adequately be compensated in damages in an action at law in the event the Employee breaches such obligations. The
Employee therefore expressly agrees that, in addition to any other rights or remedies which the Company may possess, the Company shall be entitled to injunctive and other equitable relief to prevent a breach of this Article by the Employee, including a temporary restraining order or temporary injunction from any court of competent jurisdiction restraining any threatened or actual violation, and each party hereby consents to the entry of such order and injunctive relief and waives the making of a bond as a condition for obtaining such relief. Such rights shall be cumulative and in addition to any other legal or equitable rights and remedies the Company may have.

     5.5.  Survival Enforceability

         It is expressly agreed by the parties hereto that the provisions of this Article shall survive the termination of this Agreement.

         If any one or more of the provisions contained in this Article shall for any reason in any jurisdiction be held to be excessively broad as to the time, duration, geographical scope, activity or subject, it shall be construed with respect to such jurisdiction, by limiting or reducing it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.

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

                               ARTICLE 6
                           DEATH; DISABILITY

     6.1.  Death

         If the Employee dies while employed under this Agreement, this Agreement shall terminate immediately.
The Company will pay to the Employee's estate his base salary under Section 3.1 through the last day of the calendar month in which he dies, plus any incentive compensation awarded to the Employee under the Incentive
Compensation Plan, but not yet paid, and such death benefits as may be provided pursuant to Section 4.2.

     6.2.  Disability

         If the Employee fails to perform his duties under this Agreement due to "Disability", as defined in Section
6.2 B(i) or (ii), the Company may terminate this Agreement upon 30 days written notice to him. In that event, the Company shall pay the Employee his base salary under Section 3.1 through the date of termination. If the Employee fails to perform his duties under this Agreement due to "Disability," as defined in Section 6.2
B(iii), then the Company may immediately terminate this Agreement upon the payment to the Employee of his base salary for a period of seven (7) months, less such payments previously made by the Company to the Employee on account of such Disability. In addition, upon any termination based upon Disability, the Company shall pay to the Employee any incentive compensation awarded to the Employee under the Incentive Compensation Plan but not yet paid; provided, however, that to the extent the Employee is receiving disability benefits pursuant to the Company's disability insurance policy, the amount of such benefits shall be credited against the Employee's base salary during the period prior to the date of termination.

       A. If the Company gives notice of termination under this Section and, before the termination date stated in the notice, the Employee's Disability ceases and he takes up and resumes performance of his duties under this Agreement, the notice of termination shall be void and of no effect, and this Agreement shall continue in effect as though such notice had not been given.

       B. The term "Disability" shall mean the inability of the Employee to perform for the Company the duties specified in Section 1.1 by reason of any medically determinable physical or mental impairment for (i) a period of six consecutive months, (ii) for shorter periods aggregating six months in any 12-month period or
(iii) if the Board of Directors determines that it is probable that the Disability will continue for a length of time so as to constitute a Disability under clauses
(i) or (ii) above. The determination of whether the Employee is Disabled shall be made by the Board of Directors on the basis of written medical evidence reasonably satisfactory to it.

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                                 ARTICLE 7
                                TERMINATION

     7.1.  Termination by the Employee for Good Reason

       The Employee may terminate this Agreement for good reason upon thirty (30) days written notice to the Company setting forth with specificity the grounds for termination upon the occurrence of any of the following:
(a) the failure of the Company to observe or comply with any of its material obligations under this Agreement, if such failure has not been cured within 30 days after written notice thereof has been given by the Employee to the Company; (b) the failure of the Employee to be elected or reelected to the Board of Directors or its Executive Committee as provided in Section 1.3, (c) the dissolution of the Company; or (d) any merger in which the Company is not the surviving corporation and in which the stockholders of the Company own less than 50% of the voting securities of the merged entity upon the effectiveness of the merger, or any consolidation, sale of substantially all of the assets of the Company or change of control of the Company, provided the Employee has not approved the transaction by voting for it either as a director or shareholder. For purposes of clause (a) a material breach by the Company shall include a material change in the reporting responsibilities of the Employee such that the Employee is no longer effectively serving as the Chief Executive Officer of the Company, a relocation to offices that do not serve as the principle executive offices of the Company, a material reduction in benefits or other perquisites of office such that the Employee is not receiving the benefits set forth herein or the benefits and other perquisites generally granted for executive positions within the Company. For purposes of clause (d) above, a "change of control" shall be presumed to have occurred if within any 12-month period a single person or entity, or related group of persons or entities, acquires 50% or more of the outstanding voting stock of the Company. In the event of a termination for good reason under this Section, the Company shall pay the Employee (i) his base salary as then in effect under
Section 3.1 through the date of termination, (ii) any incentive compensation awarded to the Employee under the Incentive Compensation Plan, but not yet paid, and (iii) the severance benefit set forth in Section 4.6.

       7.2.  Termination by the Company for Cause

         The Company may terminate this Agreement for cause in the manner set forth below. For purposes of this Section, "cause" shall mean a material breach by the Employee of the terms of this Agreement with results that are materially and demonstrably injurious to the business of the Company. The term "cause" as used in the preceding sentence does not include the Employee's erroneous judgment or judgments of a technical, scientific, financial, legal and/or environmental nature which were, although erroneous, nevertheless reasonable at the time and under the circumstances in which they were made. In the event of termination under this Section, the Company shall pay to the Employee his base salary under Section 3.1 through the date of termination stated in the notice plus any incentive compensation awarded to the Employee under the Incentive Compensation
Plan but not yet paid, and the Employee shall, if so

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         requested by the Board of Directors, perform his
duties under Article 1 through the date of termination stated in the notice.

     7.3.  Termination by the Company for Cause-Procedure

         Notwithstanding anything to the contrary set forth herein, the Employee shall not be deemed to be have been terminated for cause without (i) delivery to the Employee of written notice setting forth the reasons for the Company's intention to terminate for cause, (ii) an opportunity for the Employee, together with his counsel, to be heard before the Board of Directors and (iii) delivery to the Employee of a notice of termination from the Board of Directors stating that a majority of the members of the Board have determined in good faith that the Employee was guilty of conduct that supports the termination for cause, specifying the conduct which gave rise to such termination.

     7.4.  Termination by the Company or the Employee
           Without Cause

         Either the Company or the Employee may terminate this Agreement for reasons other than as set forth above in Section 7.1 or Section 7.2 and which are not otherwise within Article 6 upon 30 days written notice. Upon such termination, the Company shall pay the Employee his base salary under Section 3.1 through the date of termination
(provided, however, that the Employee continues to be available to perform the services required under Section
1.1 through the date of termination), plus any incentive compensation awarded to the Employee under the Incentive
Compensation Plan, but not yet paid, and any accrued vacation. In addition, upon the Company's termination of the Employee without cause, the Company shall be required to pay the Employee the severance benefit set forth in
Section 4.6. Nothing herein shall prohibit the Company from relieving the Employee of any or all of his duties hereunder pending the expiration of the 30-day notice period.

     7.5.  Termination of Duties

         Notwithstanding anything to the contrary set forth herein, at any time on or after delivery of written notice to the Employee, the Company may relieve the Employee of all of his duties and responsibilities hereunder and may relieve the Employee of authority to act on behalf of, or legally bind, the Company; provided, however, that any such action by the Company shall not relieve the Company of its obligation to pay to the Employee all compensation and benefits otherwise provided for in this Agreement.

                                ARTICLE 8
                             MISCELLANEOUS

     8.1.  No Conflicting Agreements.

         The Employee represents and warrants to the Company, that the Employee is not under any obligation to any person or entity which is inconsistent with or in conflict with any of the terms of this Agreement or which would prevent, limit or impair in any way the Employee's

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performance of all the terms of this Agreement and
the Employee agrees not to enter into any agreement, either written or oral, in conflict herewith.

     8.2.  Entire Agreement

         This Agreement contains the entire understanding and agreement between the Company and the Employee and cannot be amended, modified, or supplemented in any respect except by subsequent written agreement entered into by both parties.

     8.3.  Successors of the Company

         This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including, without limitation, any person, firm, corporation or other entity which may acquire all or substantially all of the Company's assets and business, or with or into which the Company may be consolidated or merged, and this provision shall apply in the event of any subsequent merger, consolidation or transfer. In every respect, this Agreement shall inure to the benefit of and be binding upon the Employee, his heirs, executors and personal representatives and, being personal in nature, shall not be assignable by the Employee.

     8.4.  Effect of Waiver

         The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach.

     8.5.  Notices

         Any notice, request, demand or other communication in connection with this Agreement must be in writing and shall be deemed to have been given and received three days after a certified or registered letter containing such notice, properly addressed, with postage prepaid, is deposited in the United States mail; and, if given otherwise than by registered or certified mail, it shall not be deemed to have been given until actually delivered to and received by the party to whom it is addressed.

     A. Notice to the Company shall be given at its principal mailing address, which at the time of execution of this Agreement is 3 Great Pasture Road, Danbury,
Connecticut, 06813, Attention: Corporate Secretary, or at such other address as it may designate, with a copy to Mr. Richard M. H. Thompson, 116 East 64th Street, New
York, New York, 10021, and Mr. William Lawson, 312 West
Main Street, Owosso, Michigan, 48867.

     B. Notice to the Employee shall be given at his home address, which at the time of execution of this Agreement is the address set forth in the heading of this Agreement, or at such other address as he may designate.

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      8.6.  Counterparts

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      8.7.  Severability

         If, in any jurisdiction, any provision of this Agreement or its application to any party or circumstances is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances.

     8.8.  Survival

         Each of the terms and provision of this Agreement which are expressly or impliedly so intended shall survive the termination of this Agreement.

     8.9.  Applicable Law

         This Agreement shall be governed by and construed according to the laws of the State of Connecticut.

     8.10.  Attorney's Fees

         In the event of a dispute between the parties relating to this Agreement, the parties agree that the losing party shall pay the reasonable attorney's fees and expenses of the prevailing party.

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first stated above.

                           ENERGY RESEARCH
                           CORPORATION


                       By: /s/ Thomas L. Kempner
                           ---------------------
                           Thomas L. Kempner
                           Chairman of the Board

                           /s/ Jerry Leitman
                           ---------------------
                           Jerry Leitman


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